Exhibit 10.1
DAKTRONICS, INC.
2020 STOCK INCENTIVE PLAN

PERFORMANCE SHARE UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Daktronics, Inc. 2020 Stock Incentive Plan, as amended from time to time (the “Plan”), Daktronics, Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Recipient”) the target number of performance share units (the “PSUs”) set forth below. This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Performance Share Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan or the Agreement, as applicable.

_________________Recipient:

Date of Grant:        (the “Date of Grant”)

Award Type and Description:

This Award is granted pursuant to Section 6 of the Plan. This award represents the right to receive shares of Stock in an amount ranging from 0% to 150% of the Target PSUs (as defined below), subject to the terms and conditions set forth herein and in the Agreement.

Your right to receive settlement of this Award in an amount ranging from 0% to 150% of the Target. PSUs shall vest and become earned and nonforfeitable upon (i) your satisfaction of the continued employment or service requirements described below under “Service Requirement” and (ii) the Committee’s certification of the level of achievement of the Performance Goals (defined below). The portion of the Target PSUs actually earned upon satisfaction of the foregoing requirements is referred to herein as the “Earned PSUs.”

Target Number of PSUs:

    (the “Target PSUs”)

Performance Period:

Subject to the terms of the Plan and the Agreement, the PSUs will become Earned PSUs based on performance with respect to the performance goals described in Exhibit B attached hereto (the

Exhibit 10.1
“Performance Goals”) during the three-year period consisting of the Company’s fiscal years FY2026, FY2027, and FY2028 (the “Performance Period”).

Service Requirement:     Except as expressly provided in Section 2 of the Agreement, you must remain continuously employed by the Company or a Subsidiary from the Date of Grant through the last day of the Performance Period to be eligible to receive the payment of the Award, which is based on the level of achievement with respect to the Performance Goals.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Performance Share Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

Exhibit 10.1
IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Recipient has executed this Grant Notice, effective for all purposes as provided above.

DAKTRONICS, INC.

By:__________________________________
Name: Carla Gatzke
Title: VP HR

RECIPIENT

______________________________________________
Name:

Exhibit 10.1
EXHIBIT A

PERFORMANCE SHARE UNIT AGREEMENT

This Performance Share Unit Agreement (this “Agreement”) is made as of the Date of Grant by and between Daktronics, Inc., a Delaware corporation (the “Company”), and
__________________ (the “Recipient”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice as applicable.

1.Award. In consideration of the Recipient’s past and/or continued employment with the Company or a Subsidiary and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant, the Company hereby grants to the Recipient the Award set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each PSU represents the right to receive one share of Stock, as applicable; provided, however, that, depending on the level of performance determined to be attained with respect to the Performance Goals, an amount ranging from 0% to 150% of the Target PSUs may be earned hereunder in respect of this Award. Vesting and settlement of the PSUs shall occur at the times and subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until this Award has become vested in the manner set forth in the Grant Notice, the Recipient will have no right to receive any Stock or other payments in respect of the PSUs. Prior to settlement of this Award, the PSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2.Vesting and Forfeiture of PSUs.

(a)Except as otherwise set forth in this Section 2 or the Plan, the PSUs shall vest and become earned in accordance with the Recipient’s satisfaction of the vesting schedule set forth in the Grant Notice (the “Service Requirement”) and based on the extent to which the Company has satisfied the Performance Goals described in Exhibit B, which shall be determined by the Committee in its sole discretion following the end of the Performance Period (any PSUs that do not become Earned PSUs during the Performance Period shall be automatically forfeited without further notice and at no cost to the Company). Unless and until the PSUs have vested in accordance with such vesting schedule, the Recipient will have no right to receive any dividends or other distribution with respect to the PSUs. In the event of the termination of the Recipient’s employment with the Company prior to the vesting of the PSUs (but after giving effect to any accelerated vesting pursuant to this Section 2 and the Plan), any unvested PSUs (and all rights arising from such PSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

(b)Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 9, the PSUs shall immediately become fully vested upon a Change in Control Termination at the target level of performance.

Exhibit 10.1

3.Settlement of PSUs. As soon as administratively practicable following the Committee’s certification of the level of attainment of the Performance Goals with respect to the Performance Period or the date of the accelerated vesting of any portion of this Award pursuant to Section 2, but in no event later than 60 days after each such vesting date, the Company shall deliver to the Recipient (or the Recipient’s permitted transferee, if applicable) the number of shares of Stock equal to the number of Earned PSUs that vested and are being settled. Any fractional PSU that becomes vested hereunder shall be rounded down at the time shares of Stock are issued in settlement of such PSU. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, will be issuable or payable to the Recipient pursuant to this Agreement. All shares of Stock issued hereunder, if any, shall be delivered either by delivering one or more certificates for such shares to the Recipient or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 3 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

4.Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Recipient for federal, state, local or foreign tax purposes, the Recipient shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements may include, at the Company’s election, the delivery of cash or cash equivalents, Stock (including previously owned Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of cash or shares of Stock otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to the Recipient pursuant to this Award (or through the surrender of previously owned shares of Stock by the Recipient to the Company), the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities, determined based on the greatest withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. For the avoidance of doubt, to the extent any cash payments are made to the Recipient under this Agreement, taxes related thereto will be withheld from such payments. The Recipient acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares of Stock and the Recipient has been advised, and hereby is advised, to consult a tax advisor. The Recipient acknowledges and agrees that none of the Board, the Committee, the Company or any Subsidiary have made any representation or warranty as to the tax consequences to the Recipient as a result of the receipt of the PSUs, the vesting of the PSUs or the forfeiture of any of the PSUs. The Recipient represents that the Recipient is in no manner relying on the Board, the Committee, the Company or a Subsidiary or any of their respective managers, directors, officers, employees, or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

Exhibit 10.1

5.Non-Transferability. During the lifetime of the Recipient, this Award may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the PSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the PSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Recipient or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

6.Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder, if any, will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Stock hereunder, the Company may require the Recipient to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

7.Legends. If a stock certificate is issued with respect to any shares of Stock delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission (the “SEC”), any applicable laws or the requirements of any stock exchange on which the Stock is then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

8.Rights as a Stockholder. Neither the Recipient nor any person claiming under or through the Recipient shall have rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Recipient has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.

9.Execution of Receipts and Releases. Any payments of cash or any issuance or transfer of shares of Stock or other property to the Recipient or the Recipient’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require the Recipient or the Recipient’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and

Exhibit 10.1
receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to any Earned PSUs.

10.No Right to Continued Employment or Awards.

(a) For purposes of this Agreement, the Recipient shall be considered to be employed by the Company as long as the Recipient remains an employee of the Company or a Subsidiary, or an employee of a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award. Nothing in the adoption of the Plan, nor the Award pursuant to the Grant Notice and this Agreement, shall confer upon the Recipient the right to continued employment by the Company or any Subsidiary, or any other entity, or affect in any way the right of the Company or any such Subsidiary, or any other entity to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Recipient’s employment by the Company, or any such Subsidiary, or any other entity, shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Recipient or the Company, or any such Subsidiary or any other entity for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive, and binding for all purposes.

(b) This Award is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

11.Legal and Equitable Remedies. The Recipient acknowledges that a violation or attempted breach of any of the Recipient’s covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Subsidiaries shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Recipient or the affiliates, partners or agents of the Recipient from such breach or attempted violation of such covenants and agreements, as well as to recover from the Recipient any and all costs and expenses sustained or incurred by the Company or any Subsidiary in obtaining such an injunction, including, without limitation, reasonable attorneys’ fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 11 shall be cumulative and in addition to any other remedies to which such party may be entitled.

12.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Recipient (or other holder):

Daktronics, Inc.

Exhibit 10.1
Attn: Vice President, Human Resources 201 Daktronics Drive
Brookings, SD 57006

If to the Recipient, at the Recipient’s last known address on filed with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Recipient when it is mailed by the Company or, if such notice is not mailed to the Recipient, upon receipt by the Recipient. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of such party, on the fourth day after the day it is so placed in the mail.

13.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Recipient agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Recipient has access. The Recipient hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

14.Agreement to Furnish Information. The Recipient agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

15.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the PSUs granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment agreement between the Recipient and the Company (or a Subsidiary or other entity) or a severance plan in which the Recipient participates, in each case, in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Recipient shall be effective only if it is in writing and signed by both the Recipient and an authorized officer of the Company.

16.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

Exhibit 10.1

17.Clawback. Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all cash or shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

18.Governing Law. THIS AGREEMENT AND THE RIGHTS OF THE RECIPIENT HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH DAKOTA, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

19.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Recipient’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Recipient and the Recipient’s beneficiaries, executors, administrators and the person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution.

20.Headings. Headings are for convenience only and are not deemed to be part of this Agreement.

21.Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic or digital signature, subject to applicable law, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

22.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs granted pursuant to this Agreement are intended to be exempt from the applicable requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder (“Section 409A”), and shall be limited, construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Committee determines that the PSUs may not be exempt from Section 409A, then, if the Recipient is deemed to be a “specified employee” within the meaning of Section 409A, as determined by the Committee, at a time when the Recipient becomes eligible for settlement of the PSUs upon his “separation from service” within the meaning of Section 409A, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, such settlement will be delayed until the earlier of: (a) the date that is six months following the Recipient’s separation from service and (b) the Recipient’s death. Notwithstanding the foregoing, the Company and its Subsidiaries make no representations that the PSUs provided under this Agreement are exempt from or compliant with Section 409A and in no event shall the Company or any Subsidiary be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Recipient on account of non- compliance with Section 409A.

Exhibit 10.1
EXHIBIT B

PERFORMANCE GOALS FOR PERFORMANCE SHARE UNITS

The number of PSUs, if any, that become vested during the Performance Period will be determined based on two separate Performance Goals measured over the Performance Period: (i) 60% of the Target PSUs (as modified based on performance set forth in the table below) will vest and become Earned PSUs based on the Company’s Profit Growth (as defined below), and (ii) 40% of the Target PSUs (as modified based on performance set forth in the table below) will vest and become Earned PSUs based on the Company’s Revenue Growth (as defined below).

For purposes of this Agreement,
“Profit Growth” means the operating income for the end of the Performance Period in the approved 3-year FY2026-FY2028 Financial Plan.
“Revenue Growth” means the sales total for the end of the Performance Period in the approved 3-year FY2026-FY2028 Financial Plan.
“Target Level of Performance” means the achievement of 100% of the Profit Growth and Revenue Growth respectively:
“Threshold Level of Performance” means the achievement of at least 80% of the Profit Growth and Revenue Growth respectively;

“Maximum Level of Performance means the achievement of at least 118% of the Profit Growth and 120% of the Revenue Growth respectively;

The Earned PSUs will be determined in accordance with the following schedule:

Level of Performance	Profit Growth (60%)	Revenue Growth (40%)	Earned PSU Percentage*
Threshold	80%	80%	25%
Target	100%	100%	100%
Maximum	118%	120%	150%

*The Earned PSUs represent a percentage of Target PSUs earned for performance between the Performance Levels calculated using linear interpolation.